EXHIBIT 99.1

T-Mobile Delivers Industry-Leading Growth in Postpaid Accounts and Customers in Q1 2022 Fueled by 5G Network Leadership

Un-carrier Celebrates Two-Year Merger Anniversary with Highest Postpaid Service Revenue and Cash Flow Growth in the Industry and Raises Guidance Across the Board

Industry-Leading Growth in Postpaid and Broadband Customers(1)
•Postpaid net account additions of 348 thousand, best in industry and record Q1
•Postpaid net customer additions of 1.3 million, best in industry and highest Q1 in eight years
•Postpaid phone net customer additions of 589 thousand, including best churn improvement in industry
•High Speed Internet net customer additions of 338 thousand, best in industry and record high
Strong Financial Results Drive 2022 Guidance Raise Across the Board
•Service revenues of $15.1 billion grew 7% year-over-year including industry-leading Postpaid service revenue growth of 9%
•Strong Net income of $713 million and diluted earnings per share (“EPS”) of $0.57
•Core Adjusted EBITDA(2) of $6.5 billion grew 10% year-over-year, best growth in industry and raising guidance
•Net cash provided by operating activities of $3.8 billion grew 5% year-over-year, best growth in industry and raising guidance
•Free Cash Flow(2) of $1.6 billion grew 26% year-over-year, best growth in industry and raising guidance
•Raising merger synergies guidance range to $5.2 to $5.4 billion in 2022
Unprecedented Pace of Network Build Extends 5G Leadership and Delivers on Accelerated Integration
•Extended Range 5G covers 315 million people, or 95% of Americans
•Ultra Capacity 5G covers 225 million people and nearly 85% of T-Mobile customers
•Approximately 45% of postpaid customers are now using a 5G phone, and 5G devices account for more than half of total network traffic
•On track to complete Sprint customer network migration mid-year and decommissioning by end of year

Bellevue, WA - April 27, 2022 - T-Mobile US, Inc. (NASDAQ: TMUS) reported first quarter 2022 results today, delivering industry-leading growth in postpaid and broadband customers driven by its unparalleled 5G network and best value combination. T-Mobile had the highest postpaid service revenue and cash flow growth in the industry enabled by its synergy-backed model and diverse growth strategy and raises full-year 2022 guidance across the board.

“T-Mobile continues to be the growth leader in this industry, with another beat and raise quarter that delivered front-of-the-pack postpaid, new account, and broadband customer results,” said Mike Sievert, CEO of T-Mobile. “Only the Un-carrier’s unparalleled network leadership in the 5G era has enabled us to give customers the best network and best value without compromise, and effectively solve one of the most prevalent pain points in the wireless industry. And we are accomplishing this while advancing our integration and delivering bigger synergies faster than expected. I’m excited to carry our momentum forward through the rest of the year.”
___________________________________________________________

(1)AT&T Inc. historically does not disclose postpaid net account additions. Industry-leading claims based on consensus expectations if results not yet reported.
(2)Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between either of the two measures and Net income is variable.

Industry-Leading Growth in Postpaid and Broadband Customers
•Postpaid net account additions of 348 thousand increased 91 thousand year-over-year.
•Postpaid net customer additions of 1.3 million increased 108 thousand year-over-year.
•Postpaid phone net customer additions of 589 thousand including industry-leading postpaid phone gross additions. Postpaid phone churn was 0.93%, which improved an industry-leading 5 basis points year-over-year and 17 basis points sequentially.
•Prepaid net customer additions were 62 thousand. Prepaid churn was 2.67% in Q1 2022, which improved by 11 basis points year-over-year.
•High Speed Internet net customer additions of 338 thousand increased more than 3x year-over-year. T-Mobile ended the quarter with 984 thousand High Speed Internet customers and currently serves more than 1 million customers.
•Total net customer additions of 1.4 million increased 19 thousand year-over-year and the total customer count increased to a record-high of 109.5 million.

	Quarter
(in thousands, except churn)	Q1 2022	Q4 2021	Q1 2021
Postpaid net account additions	348	315	257
Total net customer additions	1,380	1,799	1,361
Postpaid net customer additions	1,318	1,750	1,210
Postpaid phone net customer additions	589	844	773
Postpaid other net customer additions	729	906	437
Prepaid net customer additions	62	49	151
Total customers, end of period (1)(2)	109,541	108,719	103,437
Postpaid phone churn	0.93%	1.10%	0.98%
Prepaid churn	2.67%	3.01%	2.78%
High Speed Internet net customer additions	338	224	93
Total High Speed Internet customers, end of period	984	646	193
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA network, who did not migrate to the T-Mobile network, have been excluded from the postpaid customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022. In connection with the acquisition of companies, T-Mobile included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000.
(2)In the first quarter of 2021, T-Mobile acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through the acquisition of an affiliate.

Strong Financial Results
•Total service revenues increased 7% year-over-year to $15.1 billion, which included Postpaid service revenue growth of 9% year-over-year driven by continued customer account and ARPA growth.
•Net income decreased year-over-year to $713 million and Diluted earnings per share (“EPS”) decreased year-over-year to $0.57, which included merger-related costs, net of tax, of $1.1 billion or $0.84 per share.
•Core Adjusted EBITDA increased 10% year-over-year to $6.5 billion due to Service revenue growth and increased synergy realization.
•Net cash provided by operating activities increased 5% year-over-year to $3.8 billion, which included cash payments for merger-related costs of $893 million.
•Cash purchases of property and equipment, including capitalized interest increased 6% year-over-year to $3.4 billion driven by the accelerated build-out of its nationwide 5G network.
•Free Cash Flow increased 26% year-over-year to $1.6 billion, which included cash payments for merger-related costs of $893 million and cash purchases of property and equipment of $3.4 billion.

(in millions, except EPS)	Quarter			Q1 2022 vs. Q4 2021	Q1 2022 vs. Q1 2021
	Q1 2022	Q4 2021	Q1 2021
Total service revenues	$15,128	$14,963	$14,192	1.1%	6.6%
Total revenues	20,120	20,785	19,759	(3.2)%	1.8%
Net income	713	422	933	69.0%	(23.6)%
Diluted EPS	0.57	0.34	0.74	67.6%	(23.0)%
Adjusted EBITDA	6,950	6,302	6,905	10.3%	0.7%
Core Adjusted EBITDA	6,463	5,679	5,864	13.8%	10.2%
Net cash provided by operating activities	3,845	3,000	3,661	28.2%	5.0%
Cash purchases of property and equipment, including capitalized interest	3,381	2,929	3,183	15.4%	6.2%
Free Cash Flow	1,649	1,112	1,304	48.3%	26.5%

Unprecedented Pace of Network Build Extends 5G Leadership
T-Mobile continues to pull away from the competition and further solidify its leadership position as America's only nationwide, standalone 5G network, delivering unmatched performance and a differentiated network experience for consumers and businesses.

T-Mobile’s 5G network covers 315 million people, or 95% of Americans, across 1.8 million square miles, delivering more geographic coverage than Verizon and AT&T combined, including over 4x Verizon and over 30% more than AT&T. Super-fast Ultra-Capacity 5G covers 225 million people and nearly 85% of T-Mobile customers. And T-Mobile isn’t slowing down, with plans to bring Ultra Capacity 5G to 260 million people this year and 300 million by the end of 2023.

With the fastest and most available 5G network, T-Mobile has earned the crown of America’s 5G leader. The nation’s most awarded 5G network recently earned yet another win, with Ookla recognizing T-Mobile as #1 in Overall Speed, Highest Consistency, Fastest 5G Speed and Best 5G Availability in its Q1 nationwide Speedtest Market Analysis.

Raising 2022 Merger Synergies Guidance on Accelerated Integration Progress
T-Mobile continues to deliver on accelerated integration milestones, including plans to finish transitioning all Sprint customers to the T-Mobile network over the next few months - just over two years from merger close. The company is also on track to upgrade or decommission substantially all Sprint sites this year - less than three years from merger close. Roughly one-third of the 35,000 targeted sites have been decommissioned as of Q1 2022 with the remaining ramping in the second half of the year.

Based on the continued strength of execution, T-Mobile is raising merger synergies guidance range to $5.2 to $5.4 billion in 2022, up from the previous range of $5.0 to $5.3 billion.
•Approximately $2.3 billion to $2.4 billion of selling, general and administrative (SG&A) expense reductions
•Approximately $1.6 billion to $1.7 billion of network synergies achieved through cost of service expense reductions
•Approximately $1.3 billion of network synergies related to avoided site builds

Raising 2022 Guidance Across the Board
•Postpaid net customer additions are expected to be between 5.3 million and 5.8 million, an increase from prior guidance of 5.0 to 5.5 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $25.8 billion and $26.2 billion, an increase from prior guidance of $25.6 to $26.1 billion.
•Merger-related costs are expected to be between $4.5 billion and $5.0 billion before taxes. These costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided from operating activities and Free Cash Flow.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be between $15.7 billion and $16.1 billion, an increase from prior guidance of $15.5 to $16.1 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be between $13.2 billion to $13.5 billion, an increase from the prior guidance of $13.0 to $13.5 billion as T-Mobile continues its accelerated build-out of its nationwide 5G network.
•Free Cash Flow, including payments for Merger-related costs, is expected to be between $7.2 billion and $7.6 billion, an increase from prior guidance of $7.1 to $7.6 billion. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions, except Postpaid net customer additions)	Previous		Current		Change (Mid-point)
Postpaid net customer additions (thousands)	5,000	5,500	5,300	5,800	300
Net income (1)	N/A	N/A	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$25,600	$26,100	$25,800	$26,200	$150
Merger synergies	5,000	5,300	5,200	5,400	150
Merger-related costs (3)	4,500	5,000	4,500	5,000	0
Net cash provided by operating activities	15,500	16,100	15,700	16,100	100
Capital expenditures (4)	13,000	13,500	13,200	13,500	100
Free Cash Flow (5)	7,100	7,600	7,200	7,600	50
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of company operations, excluding the impact of lease revenues from related device financing programs. Guidance ranges assume lease revenues to be between $1.1 billion and $1.4 billion for 2022.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

Doing Better by Doing Good - the Un-carrier way
T-Mobile continues to stay true to its commitment to use its network, scale and resources for good, building a more connected, equitable and sustainable future. Most recently:
•T-Mobile was the first US wireless provider to set science-based targets (SBTs), which are independently verified targets aimed to help keep the global temperature increase limited to 1.5 degrees Celsius. T-Mobile not only achieved these targets at the end of 2021 but beat them four years ahead of schedule:
◦Reduced combined absolute Scope 1 and 2 GHG emissions by 97%
◦Reduced Scope 3 GHG emissions by 16% per T-Mobile customer
•In April 2022, T-Mobile announced its participation in the Welcome.US CEO Council, a ground-breaking public-private partnership committed to welcoming refugees to the United States with essential services, skills and employment. As part of this commitment, T-Mobile is providing up to 200,000 lines of free service from Metro by T-Mobile, including unlimited talk and text, to newcomers from Ukraine and Afghanistan.
•T-Mobile was once again named the #1 company in US telecommunications for environmental action by JUST Capital and also won the EPA’s Sustainable Material Management Electronics Challenge for the last two years.
•T-Mobile was named one of Forbes Best Employers in America and Best Employers for Diversity, and named as one of Fortune's 100 Best Companies to Work For in the US for 2022 and one of Comparably’s Best Place to Work in the Seattle Metropolitan Area.

Financial Results
For more details on T-Mobile’s Q1 2022 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Wednesday, April 27, 2022 at 8:00 a.m. (EDT)

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 866-575-6534
•International: +1 856-344-9215
•Participant Passcode: 8001131

Access via Webcast
The earnings call will be broadcast live via the Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1-719-457-0820 (international). The passcode required to listen to the replay is 8001131.

Submit Questions via Twitter
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR), the @MikeSievert Twitter account (https://twitter.com/MikeSievert), which Mr. Sievert also uses as a means for personal communications and observations, and the @TMobileCFO Twitter Account (https://twitter.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including unexpected delays, difficulties, and expenses in executing against our environmental, climate, or other “Environmental, Social, and Governance (ESG)” targets, goals and commitments outlined in this document, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. T-Mobile does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law. In addition, some of the statements contained in this document may rely on third-party information and projections that management believes to be reputable; however, T-Mobile does not independently verify or audit this information.

This document contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document in relation to those statements. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including adverse impact caused by the COVID-19 pandemic; competition, industry consolidation and changes in the market for wireless services; disruption, data loss or other security breaches, such as the criminal cyberattack we became aware of in August 2021; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify while we continue to work to integrate and align policies, principles and practices of the two companies following the Transactions, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings, including these proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our exclusive forum provision as provided in our Certificate of Incorporation; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; failure to realize the expected benefits and synergies of the merger with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected time frames or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net income	$933	$978	$691	$422	$713
Adjustments:
Interest income and expense, net	835	850	836	821	864
Other expense, net	125	1	60	13	11
Income tax expense	246	277	(3)	(193)	218
Operating income	2,139	2,106	1,584	1,063	1,806
Depreciation and amortization	4,289	4,077	4,145	3,872	3,585
Stock-based compensation (1)	130	129	127	135	136
Merger-related costs	298	611	955	1,243	1,413
Other, net (2)	49	(17)	—	(11)	10
Adjusted EBITDA	6,905	6,906	6,811	6,302	6,950
Lease revenues	(1,041)	(914)	(770)	(623)	(487)
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs.
(2)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded from Adjusted EBITDA and Core Adjusted EBITDA.
Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs including network decommissioning costs and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow is calculated as follows:

	Quarter
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net cash provided by operating activities	$3,661	$3,779	$3,477	$3,000	$3,845
Cash purchases of property and equipment	(3,183)	(3,270)	(2,944)	(2,929)	(3,381)
Proceeds from sales of tower sites	—	31	—	9	—
Proceeds related to beneficial interests in securitization transactions	891	1,137	1,071	1,032	1,185
Cash payments for debt prepayment or debt extinguishment costs	(65)	(6)	(45)	—	—
Free Cash Flow	$1,304	$1,671	$1,559	$1,112	$1,649
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt and provide further investment in the business.

The current guidance range for Free Cash Flow is calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$15,700	$16,100
Cash purchases of property and equipment	(13,200)	(13,500)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Free Cash Flow	$7,200	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

The previous guidance range for Free Cash Flow was calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$15,500	$16,100
Cash purchases of property and equipment	(13,000)	(13,500)
Proceeds related to beneficial interests in securitization transactions (1)	4,600	5,000
Free Cash Flow	$7,100	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth company operating measures ARPA and ARPU:

(in dollars)	Quarter
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Postpaid ARPA	$132.91	$133.55	$134.54	$135.04	$136.53
Postpaid phone ARPU	47.30	47.61	48.06	48.03	48.41
Prepaid ARPU	37.81	38.53	39.49	39.32	39.19

Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.